Exhibit 99.3

Summary Pro Forma Financial Data

The following unaudited pro forma combined financial information presents the pro forma results of operations of the combined company for the 12-month period (“LTM”) ended March 31, 2014 as if the WMS acquisition had occurred on January 1, 2012, based upon the historical consolidated financial information of Scientific Games and WMS.  This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the operating results actually would have been had the acquisition been completed on the date indicated.  In addition, the pro forma information does not purport to project our future operating results. The pro forma financial information also does not reflect (1) any synergies anticipated to be realized (or costs to achieve anticipated synergies anticipated to be incurred) after March 31, 2014 or (2) the impact of non-recurring items directly related to the WMS acquisition.  We estimate that we realized approximately $10 million of net cost synergies during the three months ended March 31, 2014, which are reflected in the following pro forma financial information.  We expect to incur costs in 2014 of approximately $15 million to $20 million and capital expenditures of approximately $15 million to $20 million related to our integration efforts.  In 2015, we expect to incur additional costs of approximately $10 million to $15 million for integration-related activities.

For additional information regarding the pro forma results, please see note 3 to our consolidated financial statements contained in our 2013 Annual Report on Form 10-K.  This pro forma financial information should be read in conjunction with those financial statements and the audited consolidated balance sheets of WMS as of June 30, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2013, including the notes thereto, and Schedule II (incorporated by reference to pages F-1 through F-51 of WMS’ Annual Report on Form 10-K for the year ended June 30, 2013 filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2013) and the unaudited consolidated statements of income, comprehensive income and cash flows of WMS for the three months ended September 30, 2013, including the notes thereto, included as Exhibit 99.2 to this Current Report on Form 8-K.

	(unaudited) Scientific Games Reported LTM ended March 31,	(unaudited) WMS Six months + 18 days ended October 18,	Pro forma and other		(unaudited) Scientific Games Pro forma LTM ended March 31,
($ in millions)	2014	2013	adjustments		2014(1)
Statement of operations data:
Revenue:
Instant games	$519.4	$—	$—		$519.4
Services	510.0	189.0	—		699.0
Product sales	230.0	200.4	—		430.4
Total revenue	$1,259.4	$389.4	$—		$1,648.8
Cost of instant games (2)	286.8	—	—		286.8
Cost of services (2)	223.4	32.0	(9.9	)(3)	245.5
Cost of product sales (2)	139.6	97.0	(13.0	)(4)	223.6
Selling, general and administrative	309.4	169.8	(63.0	)(5)	416.2
Research and development	50.0	63.2	(3.9	)(6)	109.3
Employee termination and restructuring	28.0	—	—		28.0
Depreciation and amortization	263.7	73.6	28.9	(7)	366.2
Operating (loss) income	$(41.5)	$(46.2)	$60.9		$(26.8)
Interest expense	(142.4)	(1.9)	(40.7	)(8)	(185.0)
Earnings from equity investments	0.9	—	—		0.9
Loss on early extinguishment of debt	(5.9)	—	—		(5.9)
Gain on sale of equity investment	14.5	—	—		14.5
Other (expense) income, net	2.8	2.0	—		4.8
Income tax benefit (expense)	113.3	12.4	(12.4	)(9)	113.3
Net loss from continuing operations	$(58.3)	$(33.7)	$7.8		$(84.2)
Other financial data:
Attributable EBITDA (10)					$543.7
Capital expenditures (11)					189.1

(1)         The pro forma statement of operations data for LTM ended March 31, 2014 were derived by adding our financial data for LTM ended March 31, 2014 to WMS’ financial data for the six months plus 18 days period ended on October 18, 2013 (the acquisition date), and applying the pro forma and other adjustments described in footnotes (3) through (9) below.

(2)         Exclusive of depreciation and amortization.

(3)         Adjustment to re-classify cost of services related to WMS’ long-term license agreements with minimum guarantees to amortization expense within the depreciation and amortization line item, in line with the Company’s presentation.

(4)         Adjustment to reverse the impact of purchase accounting adjustments on the carrying value of WMS’ finished goods inventory.

(5)         Adjustment to reverse acquisition-related fees and expenses.

(6)         Adjustment to re-classify amortization of gaming laboratory testing fees within the research and development line item to amortization expense within the depreciation and amortization line item, in line with the Company’s presentation.

(7)         Adjustment to reflect additional depreciation and amortization expense required under purchase accounting and reclassifications referred to in footnotes (3) and (6) above.

(8)         Adjustment to reflect the additional interest expense assuming the new credit facilities that were entered into in connection with the WMS acquisition were in place on April 1, 2013.

(9)         Adjustment to reverse the U.S. tax expense of WMS under the assumption that the U.S. taxable income of WMS for the period presented would have been offset by U.S. tax attributes of the Company.

(10)  The following table reconciles pro forma net loss from continuing operations to pro forma attributable EBITDA:

($ in millions)	PF LTM ended March 31, 2014(1)
Net loss from continuing operations	$(84.2)
Add: Depreciation and amortization	366.2
Add: Interest expense	185.0
Add: Income tax (benefit) expense	(113.3)
EBITDA from continuing operations	$353.7
Other Credit Agreement Adjustments:
Add: Employee termination and restructuring	$28.0
Add: Other employee severance	0.5
Add: M&A/financing costs and charges	20.8
Add: Legal contingencies and settlements	24.5
Add: Loss on early extinguishment of debt	5.9
Add: Non-cash stock-based compensation expense	28.2
Less: Gain on sale of equity interest	(14.5)
Add: Other expense (income), net	7.7
Add: EBITDA from equity investments	89.8
Less: Earnings (loss) from equity investments	(0.9)
Attributable EBITDA	$543.7

EBITDA from Equity Investments:

Earnings from equity investments	$0.9
Add: Depreciation and amortization	67.3
Add: Interest expense, net of other	10.3
Add: Income tax expense	11.3
EBITDA from equity investments	$89.8

Attributable EBITDA as used herein is derived from the definition of “consolidated EBITDA” in our credit agreement (summarized in our press releases dated May 8, 2014 and March 12, 2014).  In connection with the WMS acquisition, the Company terminated its prior credit agreement and entered into a new credit agreement.  The definition of “consolidated EBITDA” in the new credit agreement is different from the definition in the prior credit agreement.  As a result, the definition of “attributable EBITDA” as used herein and in our earnings releases for the quarters ended December 31, 2013 and March 31, 2014 is different from the definition of “attributable EBITDA” used in prior earnings releases.

Like the definition of attributable EBITDA in our prior earnings releases, attributable EBITDA as used herein includes the Company’s consolidated EBITDA plus (without duplication) its pro rata share of the EBITDA of its joint ventures and minority equity investments (“EBITDA from equity investments”), subject to adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in the Company’s new credit agreement (“credit agreement adjustments”).  However, the credit agreement adjustments that the Company uses for attributable EBITDA have changed to some extent in light of the replacement of the prior credit agreement with the new credit agreement, as discussed more fully in our press releases dated May 8, 2014 and March 12, 2014.  In order to enhance comparability, attributable EBITDA for prior periods presented herein is based on the new definition of attributable EBITDA.

For a complete description of the definition of “consolidated EBITDA” in the Company’s new credit agreement, see Exhibit 10.1 to Company’s Current Report on Form 8-K filed with the SEC on October 18, 2013.  For a complete description of the definition of “consolidated EBITDA” in the prior credit agreement, see Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2011.

Attributable EBITDA and EBITDA from equity investments are non-GAAP financial measures that are presented herein as supplemental disclosures and are reconciled to net income (loss) and earnings from equity investments, respectively, in the table above. The Company’s management uses these non-GAAP financial measures to, among other things: (a) monitor and evaluate the performance of the Company’s business operations, as well as the performance of Company’s equity investments; (b) facilitate management’s internal comparisons of Company’s historical operating performance; (c) facilitate management’s external comparisons of Company’s results to the historical operating performance of other companies that may have different capital structures and debt levels; and (d) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. Accordingly, Company’s management believes that these non-GAAP financial measures are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management’s reporting and planning processes.

Moreover, Company’s management believes that attributable EBITDA is helpful because this non-GAAP financial measure eliminates the effects of unusual, infrequent or other items that management believes have less bearing on our underlying operating performance.  The Company’s management believes that attributable EBITDA and EBITDA from equity investments are useful to investors because a significant and increasing amount of the Company’s business is conducted through our equity investments, and those measures eliminate financial items from the equity investees’ earnings that management believes have less bearing on the equity investees’ performance.  Management also believes that attributable EBITDA provides useful information regarding Company’s liquidity and its ability to service debt and fund investments.  In addition, attributable EBITDA is used in determining performance-based bonuses (subject to certain additional adjustments in the discretion of the Company’s compensation committee).

Attributable EBITDA has limitations as an analytical tool, including the following: (i) attributable EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt; (ii) attributable EBITDA includes income from joint ventures that has not been distributed to the Company and is not available for use by the Company; (iii) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and attributable EBITDA does not reflect any cash requirements for such replacements; and (iv) other companies in Company’s industry may calculate attributable EBITDA differently than Company does, limiting its usefulness as a comparative measure.  Because of these limitations, attributable EBITDA should not be considered in isolation of, as a substitute for, or superior to, net income or other consolidated income data prepared in accordance with GAAP as measures of the Company’s profitability or liquidity.

(11)  Includes additions to property and equipment, lottery and gaming operations expenditures, and intangible assets expenditures.